UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 7, 2015

HealthSouth Corporation
(Exact name of Registrant as specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On August 7, 2015, HealthSouth Corporation (“HealthSouth” or the “Company”) completed the issuance and sale of an additional $350 million in aggregate principal amount of its 5.75% Senior Notes due 2024 (the “Additional 2024 Notes”) at a public offering price of 100.5% of the principal amount. The Company previously issued $850 million in aggregate principal amount of its 5.75% Senior Notes due 2024 through registered public offerings. The Additional 2024 Notes were issued to the initial purchasers in a transaction exempt from the registration requirements under the Securities Act of 1933, as amended, and were resold by the initial purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act and to persons in offshore transactions in reliance on Regulation S under the Securities Act.

The terms of the Additional 2024 Notes are governed by the indenture, dated as of December 1, 2009 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association, as successor to The Bank of Nova Scotia Trust Company of New York, as trustee (“Wells Fargo” or the “Trustee”), as supplemented by the fourth supplemental indenture, dated September 11, 2012 (the “Fourth Supplemental Indenture”), among the Company, the subsidiary guarantors named therein, and the Trustee, and a sixth supplemental indenture, dated as of August 7, 2015 (the “Sixth Supplemental Indenture” and, together with the Base Indenture and the Fourth Supplemental Indenture, the “Indenture”), among the Company, the subsidiary guarantors named therein, and the Trustee. Wells Fargo also serves as trustee under the indentures governing the Company’s 7.75% Senior Notes due 2022 (the “2022 Notes”), 5.125% Senior Notes due 2023, and 2.00% Convertible Senior Subordinated Notes due 2043.

The Company intends to use the net proceeds from the offering of the Additional 2024 Notes to pay a portion of the consideration payable in connection with the Company’s acquisition of the issued and outstanding equity interests of the entities operating the hospitals of Reliant Hospital Partners, LLC, except for certain interests, if any, held at closing by minority limited partners (the “Acquisition”), and fees and expenses incurred by the Company in connection with the Acquisition. If the Acquisition is not consummated, the Company intends to use the net proceeds from the offering to redeem all of its outstanding 2022 Notes and any remaining proceeds to repay borrowings under its credit facility and/or for general corporate purposes.

The Additional 2024 Notes:

•	mature on November 1, 2024 and bear interest at 5.75% per annum, payable semiannually in arrears on May 1 and November 1, beginning on November 1, 2015;

•
are jointly and severally guaranteed on a senior, unsecured basis by all of the Company’s existing and future subsidiaries that guarantee borrowings under its credit agreement and other capital markets debt;

•	rank, along with the related guarantees, equal in right of payment to the Company’s current and future senior debt and senior in right of payment to any current and future subordinated debt; and

•
are effectively subordinated to the Company’s current and future secured debt, to the extent of the value of the assets securing such debt, and any liabilities of the Company’s nonguarantor subsidiaries.

The Indenture contains restrictive covenants that, among other things, limit the Company’s ability and the ability of certain of its subsidiaries to, among other things, incur or guarantee additional indebtedness; pay dividends on, or redeem or repurchase, its capital stock; issue or sell certain types of preferred stock; make investments; incur obligations that restrict the Company’s subsidiaries from making dividend or other payments to the Company; sell or encumber its assets; engage in transactions with affiliates; enter into sale/leaseback transactions; and merge, consolidate, or transfer all or substantially all of its assets.

The Indenture permits the Company to redeem some or all of the Additional 2024 Notes at any time at specified redemption prices set forth in the Indenture. Upon the occurrence of a change of control, as defined in the Indenture, each holder of the Additional 2024 Notes has the right to require the Company to repurchase some or all of such holder’s Additional 2024 Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date. The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Additional 2024 Notes to become or to be declared due and payable.

Additionally, on August 7, 2015, the Company, the subsidiary guarantors named therein, and the initial purchasers named therein entered into a registration rights agreement (the “Registration Rights Agreement”) with respect to the Additional 2024 Notes. Pursuant to the Registration Rights Agreement, the Company has agreed to use its commercially reasonable efforts to (i) file a registration statement with the Securities and Exchange Commission (the “SEC”) within 180 days after the issue date of the Additional 2024 Notes to enable holders thereof to exchange their Additional 2024 Notes for registered notes with terms substantially identical to the terms of the Additional 2024 Notes, (ii) cause the registration statement to be declared effective by the SEC within 240 days following the issue date of the Additional 2024 Notes, and (iii) complete the exchange offer with the holders of the Additional 2024 Notes within 300 days following the issue date of the Additional 2024 Notes.

In certain limited circumstances, the Company has agreed to file a shelf registration statement relating to the resale of the Additional 2024 Notes and to keep such shelf registration statement effective for the period of time set forth in the Registration Rights Agreement. If the Company fails to complete the exchange offer or file a registration statement for the Additional 2024 Notes on a timely basis, the Company will be required to pay special interest on the Additional 2024 Notes, up to a maximum of 0.50% per year.

The descriptions of the provisions of the Indenture and the Registration Rights Agreement are summary in nature and are qualified in their entirety by reference to the provisions of the definitive agreements on file with the SEC. The Base Indenture was filed as an exhibit to the Company’s Annual Report on Form 10‑K for the year ended December 31, 2009 and is incorporated herein by reference. The Fourth Supplemental Indenture, which includes the form of Additional 2024 Notes, was filed on September 11, 2012 as Exhibit 4.2 to Company’s Current Report on Form 8-K and is incorporated herein by reference. The Sixth Supplemental Indenture and the Registration Rights Agreement are attached hereto as Exhibits 4.4 and 4.5, respectively, and are incorporated herein by reference.
Forward-Looking Statements
The information contained in this Current Report on Form 8-K includes certain estimates, projections, and other forward-looking information, such as the intended use of proceeds from the offering of the Additional 2024 Notes and the consummation of the Acquisition that reflect the Company's current views with respect to future events. The Company undertakes no duty to publicly update or revise the information contained herein. There can be no assurance that any estimates, projects, or forward-looking statements will be realized, and there may be differences between such estimates and actual events, and those differences may be material. These estimates, projections, and other forward-looking statements are based on assumptions the Company believes, as of the date hereof, are reasonable and involve a number of risks and uncertainties. All such estimates, projects, and forward-looking information speak only as of the date hereof. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by HealthSouth include, but are not limited to, the demand for the securities being offered; the accuracy of the representations made by Reliant in connection with the Acquisition; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings that have been or may be brought by or against HealthSouth, including its pending DOJ and HHS-OIG investigations as well as those related to yet undiscovered issues, if any, at Reliant; adverse effects on the price of HealthSouth’s securities resulting from the integration of Reliant; the ability to successfully integrate Reliant consistent with HealthSouth’s growth strategy, including realization of anticipated revenues, cost savings, and productivity improvements arising from the related operations and avoidance of unforeseen exposure to liabilities; changes in HealthSouth’s management team; changes in the regulation of the healthcare industry broadly or in the inpatient rehabilitation area specifically at either or both of the federal and state levels; competitive pressures in the healthcare industry broadly or in the inpatient rehabilitation area specifically and HealthSouth’s response thereto; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of HealthSouth’s information systems, including the unauthorized access to or theft of patient or other sensitive information as well as unforeseen issues, if any, related to integration or transition of information systems in Reliant hospitals; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for services by governmental or private payors; general conditions in the economy and capital markets; and other factors which may be identified from time to time in HealthSouth’s SEC filings and other public announcements, including HealthSouth's Annual Report on Form 10‑K for the year ended December 31, 2014 and Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2015 and June 30, 2015.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description
4.1
Indenture, dated as of December 1, 2009, between HealthSouth Corporation and Wells Fargo Bank, National Association, as successor to The Bank of Nova Scotia Trust Company of New York, as trustee (incorporated herein by reference to Exhibit 4.7.1 to HealthSouth's Annual Report on Form 10-K for the year ended December 31, 2009).

4.2
Fourth Supplemental Indenture, dated September 11, 2012, among HealthSouth Corporation, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as successor to The Bank of Nova Scotia Trust Company of New York, as trustee (incorporated herein by reference to Exhibit 4.2 to HealthSouth's Current Report on Form 8-K filed on September 11, 2012).

4.3	Form of 5.75% Senior Notes due 2024 (included in Exhibit 4.2).
4.4
Sixth Supplemental Indenture, dated August 7, 2015, among HealthSouth Corporation, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as successor to The Bank of Nova Scotia Trust Company of New York, as trustee.

4.5	Registration Rights Agreement, dated August 7, 2015, among HealthSouth Corporation, the subsidiary guarantors named therein and the several initial purchasers named therein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH CORPORATION
By:	/s/ John P. Whittington
Name:	John P. Whittington
Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: August 12, 2015